Exhibit 99.1

News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2007 Results

▪	Second Quarter Net Income per share of $1.66; Operating Earnings per share of $2.39
▪	Second Quarter Annualized Net Income ROE of 11.8%; Annualized Operating ROE of 17.0%
▪	Half Year Net Income per share of $4.42; Operating Earnings per share of $5.11
▪	Half Year Annualized Net Income ROE of 15.7%; Annualized Operating ROE of 18.2%
▪	Book Value of $58.96 per share, up 5% year-to-date, and 26% year over year

PEMBROKE, Bermuda, July 23, 2007 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $105.0 million, or $1.66 per share on a fully diluted basis, for the second quarter of 2007. This net income includes net after-tax realized losses on investments of $42.8 million, or $0.73 per share. Net income for the second quarter of 2006, including net after-tax realized losses on investments of $47.0 million, or $0.81 per share, was $77.5 million, or $1.20 per share. Operating earnings for the second quarter of 2007 were $139.2 million, or $2.39 per share on a fully diluted basis. This compares to operating earnings of $115.9 million, or $2.01 per share, for the second quarter of 2006. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the second quarter and half year 2007 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “PartnerRe had another strong quarter with an operating return on beginning shareholders’ equity of 17%. On a six-month basis, we achieved an 18% operating return on beginning shareholders’ equity. Despite the impact of rising interest rates, which had a negative effect on the market value of our bond portfolio, we grew GAAP book value per share by 1% during the quarter and 26% year over year to $58.96.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended June 30		Six months ended June 30
	2007	2006	2007	2006
Net Premiums Written	$898,686	$815,893	$2,169,258	$2,160,497
Net Premiums Earned	$889,277	$858,963	$1,731,318	$1,691,784
Non-life Combined Ratio	85.7%	90.3%	85.6%	89.1%
Net Income	$105,021	$77,531	$274,288	$270,774
Net Income per share (a)	$1.66	$1.20	$4.42	$4.40
Operating Earnings (a)	$139,165	$115,932	$297,114	$249,676
Operating Earnings per share (a)	$2.39	$2.01	$5.11	$4.33

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

(a)
Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Operating earnings is defined as net income available to common shareholders excluding after-tax net realized gains/losses on investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the second quarter of 2007 were $898.7 million, up 10% from $815.9 million in the second quarter of 2006, essentially driven by the Life segment and mix of business and timing issues in the Non-Life book. Total revenues for the second quarter 2007 were $957.6 million, up 4% from $921.1 million in the second quarter of 2006, and included $889.3 million of net premiums earned, which were up 4% over the second quarter of 2006; net investment income of $130.9 million - an increase of 21% over the second quarter of 2006; and pre-tax net realized investment losses of $53.6 million as compared to pre-tax net realized investment losses of $58.9 million for the second quarter of 2006.

For the first six months of 2007, net premiums written were $2.2 billion, essentially flat with the first six months of 2006. Net income was $274.3 million or $4.42 per share. Net income for the period includes net after-tax realized losses on investments of $40.1 million or $0.69 per share. Operating earnings were $297.1 million, or $5.11 per share. Net income for the first six months of 2006 was $270.8 million or $4.40 per share including net after-tax realized gains of $3.8 million, or $0.07 per share. Operating earnings for the same period in 2006 were $249.7 million or $4.33 per share. Total revenues for the first six months of 2007 were $1.9 billion, including $1.7 billion of net premiums earned, net investment income of $249.9 million, and net realized investment losses of $52.9 million. Total revenues for the same period in 2006 were $1.9 billion, including $1.7 billion of net premiums earned, net investment income of $208.3 million, and net realized investment losses of $3.8 million.

During the second quarter of 2007, the Company repurchased 585,800 common shares at a total cost of approximately $44.2 million. To date this year, the Company has repurchased 1,073,100 common shares at a total cost of $77.9 million. The Company has approximately 4.4 million common shares remaining under its current repurchase authorization.

Separately, the Company announced today that its Board of Directors declared a quarterly dividend of $0.43 per common share. The dividend will be payable on August 31, 2007, to common shareholders of record on August 21, 2007, with the stock trading ex-dividend commencing August 17, 2007.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Results by Segment

The Non-Life segment reported net premiums written of $755 million for the quarter, up 7% as compared to the same period in 2006. The increase in net premiums written was driven by growth in the Worldwide Specialty sub-segment. Both the U.S. P&C and Global (Non-U.S.) P&C sub-segment net premiums written were flat for the second quarter of 2007 when compared with the same period in 2006. The combined ratio was 85.7% for the second quarter of 2007 compared to 90.3% for the same period in 2006. The Non-Life technical result was $157 million for the second quarter of 2007 compared to $121 million for the prior year period. For the first six months, Non-Life net premiums written were $1.9 billion, down 1% from the same period in 2006. The six month technical result was $311 million, compared to $255 million for the same period in 2006. The combined ratio for the six month period was 85.6% compared to 89.1% in 2006.

The U.S. Property and Casualty business, which represented 19% of total net premiums written for the quarter, reported net premiums written of $170 million for the second quarter of 2007, flat with last year’s second quarter. Net premiums earned were down 8% to $187 million in the second quarter of 2007 when compared with the same period in 2006. The technical ratio for this sub-segment was 89.1% for the 2007 second quarter, compared to 106.3% in the second quarter of 2006. The technical result for the second quarter 2007 was a gain of $20 million, compared to a loss of $13 million for the same period in 2006. For the first six months of 2007, net premiums written were $429 million, down 8% from the first six months of 2006. The six-month technical ratio was 91.1%, compared to 102.0% in 2006. The technical result for the half-year was a gain of $34 million compared to a loss of $8 million in 2006.

The Global (Non-U.S.) Property and Casualty business, which represented 14% of total net premiums written for the quarter, reported net premiums written of $127 million for the second quarter of 2007, flat with the same period in 2006. Net premiums earned during the quarter were $173 million, down 5% from $181 million in the second quarter 2006. The technical ratio for this sub-segment was 101.2% for the second quarter of 2007 compared to 79.2% for the same period in 2006, reflecting a higher-than-usual frequency of mid-sized loss events. For the six months, net premiums written were down 6% to $459 million. The six-month technical ratio was 96.9%, compared to 90.7% in 2006. The technical result for the half-year was $11 million compared to $34 million in 2006.

The Worldwide Specialty business, which represented 51% of total net premiums written for the quarter, reported net premiums written of $458 million for the second quarter of 2007, up

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

12% from the second quarter of 2006. Net premiums earned were up 6% to $380 million for the quarter, compared to the same period in 2006. This sub-segment’s technical ratio was 63.3% for the second quarter of 2007 compared to 73.2% for the second quarter of 2006. For the six-month period, net premiums written were up 4% to $978 million. The six-month technical ratio was 62.7%, compared to 66.4% in 2006. The technical result for the half-year was $266 million in 2007 compared to $229 million in 2006.

The Life segment, which represented 15% of total net premiums written for the quarter, reported net premiums written of $136 million for the quarter, representing 32% growth over the second quarter of 2006. The allocated underwriting result was a gain of $4 million, compared to a loss of $1 million for the second quarter of 2006. For the six-month period, net premiums written increased 17% to $283 million, with an allocated underwriting result of $11 million, compared to $2 million for the comparable period in 2006.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, principal finance, weather related products, and strategic investments. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was a loss of $2 million for the second quarter of 2007, compared to a gain of $15 million in the second quarter of 2006, as results for the second quarter of 2007 were impacted by the write-down of certain transactions in the principal finance unit. For the first six months of 2007, the pre-tax contribution to net income was $4 million compared to $22 million for the same period in 2006.

Balance Sheet Items

During the second quarter of 2007, total investments and cash declined slightly to $10.9 billion due to the impact of rising interest rates, and increased 11% over a trailing 12 month period, due primarily to incremental cash flow. Gross Non-Life loss and loss expense reserves were $6.9 billion. During the second quarter, the Company’s estimate of Non-Life losses for prior accident years developed favorably by $107 million, which is reflected in the quarter’s operating results. The overall prior year reserve development in the Non-Life segment includes net favorable reserve development of $12 million in the U.S. P&C sub-segment, $20 million in the Global (Non-U.S.) P&C sub-segment, and $75 million in the Worldwide Specialty sub-segment. During the second quarter of 2006, the Company’s estimate of Non-Life losses for prior year reserves developed favorably by $62 million.

At June 30, 2007, total assets were $15.7 billion, total capital was $4.8 billion, and total shareholders’ equity was $3.9 billion. This compares to total assets of $14.9 billion, total capital of $4.7 billion and total shareholders’ equity of $3.8 billion at December 31, 2006.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Book value per common share at June 30, 2007 was $58.96 on a fully diluted basis, up 5% from $56.07 per share at December 31, 2006, and 26% from $46.62 per share at June 30, 2006.

Commentary and Outlook

“As expected, the non-life market is continuing its slow decline as cedants retain a greater portion of their business and competition at the reinsurance level intensifies,” Mr. Thiele said. “Despite this more competitive market environment, pricing declines are being broadly offset by continued favorable loss trends, and PartnerRe is benefiting from cedants’ movement to higher quality reinsurers, which is consistent with this stage of the reinsurance pricing cycle. Given that, we are more sanguine about the outlook for 2007 premiums than we were at the start of the year.”

_________________________________________

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by the Company’s operating performance. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-Life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt and capital efficient notes, to manage the capital structure of the Company.
_____________________________________________

PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products.  For the year ended December 31, 2006, total revenues were $4.2 billion. At June 30, 2007, total assets were $15.7 billion, total capital was $4.8 billion and total shareholders’ equity was $3.9 billion.

PartnerRe on the Internet: www.partnerre.com

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except share and per share data)
(Unaudited)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006

Revenues
Gross premiums written	$907,758	$817,610	$2,209,521	$2,190,456

Net premiums written	$898,686	$815,893	$2,169,258	$2,160,497
(Increase) decrease in unearned premiums	(9,409)	43,070	(437,940)	(468,713)
Net premiums earned	889,277	858,963	1,731,318	1,691,784
Net investment income	130,894	108,320	249,911	208,272
Net realized investment losses	(53,647)	(58,928)	(52,879)	(3,830)
Other (loss) income	(8,911)	12,704	(8,393)	20,460
Total revenues	957,613	921,059	1,919,957	1,916,686

Expenses
Losses and loss expenses and life policy benefits	524,038	541,377	1,002,772	1,040,195
Acquisition costs	206,313	199,425	407,037	398,682
Other operating expenses	79,947	76,482	158,931	150,912
Interest expense	13,484	13,200	26,994	25,921
Net foreign exchange losses	9,308	4,116	13,554	7,462
Total expenses	833,090	834,600	1,609,288	1,623,172

Income before taxes and interest in earnings of equity investments	124,523	86,459	310,669	293,514
Income tax expense	22,716	11,845	42,620	27,976
Interest in earnings of equity investments	3,214	2,917	6,239	5,236
Net income	$105,021	$77,531	$274,288	$270,774

Preferred dividends	$8,631	$8,631	$17,263	$17,263

Operating earnings available to common shareholders	$139,165	$115,932	$297,114	$249,676

Comprehensive income, net of tax	$82,613	$50,691	$267,524	$161,609

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.46	$2.04	$5.23	$4.40
Net realized investment (losses) gains, net of tax	(0.76)	(0.83)	(0.71)	0.07
Basic net income	$1.70	$1.21	$4.52	$4.47

Weighted average number of common shares outstanding	56,682.8	56,763.5	56,820.8	56,748.6

Diluted operating earnings	$2.39	$2.01	$5.11	$4.33
Net realized investment (losses) gains, net of tax	(0.73)	(0.81)	(0.69)	0.07
Diluted net income	$1.66	$1.20	$4.42	$4.40
Weighted average number of common and
common share equivalents outstanding	58,148.7	57,656.0	58,173.7	57,628.6

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S dollars, except share, per share and parenthetical share data)
(Unaudited)

	June 30,	December 31,
	2007	2006
Assets
Investments:
Fixed maturities, at fair value
(amortized cost: 2007, $8,264,873; 2006, $7,852,798)	$8,172,868	$7,835,680
Short-term investments, at fair value
(amortized cost: 2007, $86,701; 2006, $133,872)	86,604	133,751
Equities, at fair value
(cost: 2007, $1,309,364; 2006, $920,913)	1,417,013	1,015,144
Trading securities, at fair value (cost: 2007, $69,934; 2006, $578,445)	72,525	599,972
Other invested assets	141,097	105,390
Total investments	9,890,107	9,689,937
Cash and cash equivalents, at fair value, which approximates amortized cost	1,052,192	988,788
Accrued investment income	170,541	157,923
Reinsurance balances receivable	1,899,596	1,573,566
Reinsurance recoverable on paid and unpaid losses	167,037	168,840
Funds held by reinsured companies	989,702	1,002,402
Deferred acquisition costs	644,653	542,698
Deposit assets	338,482	306,212
Net tax assets	11,099	17,826
Goodwill	429,519	429,519
Other assets	72,610	70,514
Total assets	$15,665,538	$14,948,225

Liabilities
Unpaid losses and loss expenses	$6,944,959	$6,870,785
Policy benefits for life and annuity contracts	1,494,205	1,430,691
Unearned premiums	1,694,517	1,215,624
Reinsurance balances payable	122,275	115,897
Ceded premiums payable	17,811	17,213
Funds held under reinsurance treaties	22,933	21,257
Deposit liabilities	375,751	350,763
Net payable for securities purchased	35,916	90,331
Accounts payable, accrued expenses and other	142,324	172,212
Long-term debt	620,000	620,000
Debt related to capital efficient notes	257,605	257,605
Total liabilities	11,728,296	11,162,378

Shareholders’ Equity
Common shares (par value $1.00, issued: 2007, 57,079,534; 2006, 57,076,312)	57,080	57,076
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 11,600,000; aggregate liquidation preference: 2007 and 2006, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 9,200,000; aggregate liquidation preference: 2007 and 2006, $230,000,000)	9,200	9,200
Additional paid-in capital	1,417,009	1,413,977
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	9,507	56,913
Currency translation adjustment	109,331	68,734
Unfunded pension obligation, net of tax	(7,232)	(7,277)
Retained earnings	2,374,902	2,175,624
Common shares held in treasury, at cost (2007, 585,800 shares; 2006, nil)	(44,155)	-
Total shareholders' equity	3,937,242	3,785,847

Total liabilities and shareholders' equity	$15,665,538	$14,948,225

Shareholders’ Equity Per Common Share (excluding cumulative
preferred shares: 2007 and 2006, $520,000,000)	$60.49	$57.22
Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$58.96	$56.07

Number of Common and Common Share Equivalents Outstanding	57,959.6	58,248.8

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the three months ended June 30, 2007

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$170	$129	$457	$756	$8	$144	$-	$908

Net premiums written	$170	$127	$458	$755	$8	$136	$-	$899
Decrease (increase) in unearned premiums	17	46	(78)	(15)	(2)	7	-	(10)
Net premiums earned	$187	$173	$380	$740	$6	$143	$-	$889
Losses and loss expenses and life policy benefits	(120)	(131)	(156)	(407)	-	(117)	-	(524)
Acquisition costs	(47)	(44)	(85)	(176)	(1)	(29)	-	(206)
Technical result	$20	$(2)	$139	$157	$5	$(3)	$-	$159

Other loss	n/a	n/a	n/a	-	(9)	-	-	(9)
Other operating expenses	n/a	n/a	n/a	(51)	(2)	(8)	(19)	(80)
Underwriting result	n/a	n/a	n/a	$106	$(6)	$(11)	n/a	$70

Net investment income	n/a	n/a	n/a	-	1	15	115	131
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$(5)	$4	n/a	n/a

Net realized investment losses	n/a	n/a	n/a	n/a	n/a	n/a	(54)	(54)
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(9)	(9)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(23)	(23)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	3	n/a	n/a	3
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$105

Loss ratio (2)	64.2%	75.6%	40.9%	54.9%
Acquisition ratio (3)	24.9	25.6	22.4	23.8
Technical ratio (4)	89.1%	101.2%	63.3%	78.7%
Other operating expense ratio (5)				7.0
Combined ratio (6)				85.7%

For the three months ended June 30, 2006

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$170	$128	$408	$706	$7	$105	$-	$818

Net premiums written	$170	$127	$409	$706	$7	$103	$-	$816
Decrease (increase) in unearned premiums	35	54	(51)	38	1	4	-	43
Net premiums earned	$205	$181	$358	$744	$8	$107	$-	$859
Losses and loss expenses and
life policy benefits	(170)	(95)	(192)	(457)	(3)	(82)	-	(542)
Acquisition costs	(48)	(48)	(70)	(166)	(1)	(32)	-	(199)
Technical result	$(13)	$38	$96	$121	$4	$(7)	$-	$118

Other income	n/a	n/a	n/a	-	13	-	-	13
Other operating expenses	n/a	n/a	n/a	(48)	(5)	(7)	(16)	(76)
Underwriting result	n/a	n/a	n/a	$73	$12	$(14)	n/a	$55

Net investment income	n/a	n/a	n/a	-	-	13	95	108
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$12	$(1)	n/a	n/a

Net realized investment losses	n/a	n/a	n/a	n/a	n/a	n/a	(59)	(59)
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(4)	(4)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(12)	(12)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	3	n/a	n/a	3
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$78

Loss ratio (2)	83.0%	52.3%	53.7%	61.4%
Acquisition ratio (3)	23.3	26.9	19.5	22.4
Technical ratio (4)	106.3%	79.2%	73.2%	83.8%
Other operating expense ratio (5)				6.5
Combined ratio (6)				90.3%

(A) The Company reports the results of Channel Re on a one-quarter lag.  The 2007 and 2006 periods include the Company's share of Channel Re's net income in the amount of $3.2 million and $2.8 million, respectively.

(1) Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less losses and loss expenses and life policy benefits, acquisition costs and other operating expenses.
(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the six months ended June 30, 2007

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$429	$462	$999	$1,890	$20	$300	$-	$2,210

Net premiums written	$429	$459	$978	$1,866	$20	$283	$-	$2,169
Increase in unearned premiums	(46)	(110)	(264)	(420)	(8)	(10)	-	(438)
Net premiums earned	$383	$349	$714	$1,446	$12	$273	$-	$1,731
Losses and loss expenses and
life policy benefits	(252)	(248)	(290)	(790)	-	(213)	-	(1,003)
Acquisition costs	(97)	(90)	(158)	(345)	(2)	(60)	-	(407)
Technical result	$34	$11	$266	$311	$10	$-	$-	$321

Other loss	n/a	n/a	n/a	-	(8)	-	-	(8)
Other operating expenses	n/a	n/a	n/a	(102)	(5)	(15)	(37)	(159)
Underwriting result	n/a	n/a	n/a	$209	$(3)	$(15)	n/a	$154

Net investment income	n/a	n/a	n/a	-	1	26	223	250
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$(2)	$11	n/a	n/a

Net realized investment losses	n/a	n/a	n/a	n/a	n/a	n/a	(53)	(53)
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(27)	(27)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(43)	(43)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	6	n/a	n/a	6
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$274

Loss ratio (2)	65.7%	71.2%	40.6%	54.7%
Acquisition ratio (3)	25.4	25.7	22.1	23.8
Technical ratio (4)	91.1%	96.9%	62.7%	78.5%
Other operating expense ratio (5)				7.1
Combined ratio (6)				85.6%

For the six months ended June 30, 2006

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$466	$493	$956	$1,915	$26	$249	$-	$2,190

Net premiums written	$466	$491	$936	$1,893	$25	$242	$-	$2,160
Increase in unearned premiums	(62)	(126)	(255)	(443)	(10)	(15)	-	(468)
Net premiums earned	$404	$365	$681	$1,450	$15	$227	$-	$1,692
Losses and loss expenses and life policy benefits	(313)	(232)	(319)	(864)	(7)	(169)	-	(1,040)
Acquisition costs	(99)	(99)	(133)	(331)	(2)	(66)	-	(399)
Technical result	$(8)	$34	$229	$255	$6	$(8)	$-	$253

Other income	n/a	n/a	n/a	-	20	-	-	20
Other operating expenses	n/a	n/a	n/a	(96)	(9)	(14)	(32)	(151)
Underwriting result	n/a	n/a	n/a	$159	$17	$(22)	n/a	$122

Net investment income	n/a	n/a	n/a	-	-	24	184	208
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$17	$2	n/a	n/a

Net realized investment losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(26)	(26)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(28)	(28)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	5	n/a	n/a	5
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$271

Loss ratio (2)	77.5%	63.7%	46.8%	59.6%
Acquisition ratio (3)	24.5	27.0	19.6	22.9
Technical ratio (4)	102.0%	90.7%	66.4%	82.5%
Other operating expense ratio (5)				6.6
Combined ratio (6)				89.1%

(A) The Company reports the results of Channel Re on a one-quarter lag.  The 2007 and 2006 periods include the Company's share of Channel Re's net income in the amount of $6.1 million and $5.1 million, respectively.

(1) Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less losses and loss expenses and life policy benefits, acquisition costs and other operating expenses.
(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	15%	15%	19%	19%
Casualty	14	18	16	19
Motor	4	3	6	6
Worldwide Specialty
Agriculture	6	6	3	4
Aviation/Space	6	6	4	4
Catastrophe	15	16	16	16
Credit/Surety	7	7	6	5
Engineering	6	5	4	4
Energy	2	3	2	2
Marine	3	3	3	3
Specialty property	2	2	3	3
Specialty casualty	4	2	4	3
ART	1	1	1	1
Life	15	13	13	11
	100%	100%	100%	100%

Distribution of Gross Premiums Written by
Geography:
North America	47%	50%	42%	43%
Europe	40	36	46	44
Asia, Australia and New Zealand	8	9	7	8
Latin America, Caribbean and Africa	5	5	5	5
	100%	100%	100%	100%

As at
June 30,
2007
Financial Strength Ratings:
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at		As at
	June 30,		December 31,
	2007		2006
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	13%	$620,000	13%
Capital efficient notes(1)	250,000	5	250,000	6
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	6	290,000	6
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	5	230,000	5
Common shareholders' equity	3,417,242	71	3,265,847	70
Total Capital	$4,807,242	100%	$4,655,847	100%

(1) PartnerRe Finance II, the issuer of the capital efficient notes, does not meet the consolidation requirements of FIN 46(R).
Accordingly, the Company shows the related intercompany debt of $257.6 million on its Consolidated Balance Sheets.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at		As at
		June 30,		December 31,
		2007		2006
Investment Portfolio:
Credit Quality	AAA	70%		69%
	AA	5		4
	A	12		13
	BBB	10		10
	Below Investment Grade/Unrated	3		4
		100%		100%

By Class	U.S. Government	14%		12%
	U.S. Mortgage/Asset Backed	16		16
	U.S. Corporates	19		20
	Foreign Fixed Income	30		29
	Equities and Equity Substitutes	13		14
	Cash (net of pending transactions)	8		9
		100%		100%

Expected average duration		3.9	Yrs	4.1	Yrs

Average yield to maturity at market		5.2%		4.9%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(in thousands of U.S. dollars except per share data)
Reconciliation of GAAP and non-GAAP measures:

Annualized return on beginning common shareholders' equity (1)
calculated with net income available to common shareholders	11.8%	10.7%	15.7%	19.7%
Less:
Annualized net realized investment (losses) gains return, net of tax, on beginning common shareholders' equity (1)	(5.2)	(7.3)	(2.5)	0.3

Annualized operating return on beginning common shareholders' equity(1)	17.0%	18.0%	18.2%	19.4%

Net income	$105,021	$77,531	$274,288	$270,774
Less:
Net realized investment (losses) gains, net of tax	(42,775)	(47,032)	(40,089)	3,835
Dividends to preferred shareholders	8,631	8,631	17,263	17,263
Operating earnings available to common shareholders	$139,165	$115,932	$297,114	$249,676

Per diluted share:
Net income	$1.66	$1.20	$4.42	$4.40
Less:
Net realized investment (losses) gains, net of tax	(0.73)	(0.81)	(0.69)	0.07
Operating earnings	$2.39	$2.01	$5.11	$4.33

(1) Excluding cumulative preferred shares: 2007 and 2006, $520,000

PartnerRe Ltd.
Supplementary Information
(in thousands of U.S. dollars except share and per share data)
(Unaudited)

	As at	As at
	June 30,	December 31,
	2007	2006

Reconciliation of GAAP and non-GAAP measures:

Shareholders' equity	$3,937,242	$3,785,847
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$3,417,242	$3,265,847

Less:
Net unrealized losses on fixed income securities, net of tax	(79,079)	(18,694)

Book value excluding net unrealized losses on fixed income securities	$3,496,321	$3,284,541

Divided by:
Number of common and common share equivalents outstanding	57,959.6	58,248.8

Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized losses on fixed income securities	$60.32	$56.39